                                                                  EXHIBIT (b)(5)


            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
              AND FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY

                  THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY, dated as of the 21st day of December, 1995 (the "Amendment"), is among Dr Pepper Bottling Company of Texas, a Texas corporation (the "Borrower"), Dr Pepper Bottling Holdings, Inc., a Delaware corporation (the "Guarantor"), Texas Commerce Bank National Association, a national banking association ("TCB") and each other lender listed on the signature pages hereof (each individually, including, without limitation, TCB, a "Lender" and collectively, the "Lenders") and Texas Commerce Bank National Association as agent for the Lenders (in its capacity as agent, the "Agent").

                                   WITNESSETH

                  WHEREAS, on February 18, 1993, the Borrower, TCB as the Agent and the Lenders entered into an Amended and Restated Credit Agreement (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 29, 1994 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 14, 1995, the "Credit Agreement") pursuant to which the Borrower, the Agent and the Lenders amended and restated (i) a Credit Agreement dated as of October 28, 1988 (as amended, the "1988 Credit Agreement") among the Borrower, TCB as agent and the other lenders signatory thereto and (ii) a Credit Agreement dated as of January 18, 1989 (as amended, the "1989 Credit Agreement") among the Borrower, TCB as agent and the other lenders signatory thereto;

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower loans pursuant to an advance term loan facility of up to $100,000,000 and letters of credit and a revolving credit facility of up to $25,000,000;

                  WHEREAS, the outstanding principal balance of the term loan facility of the credit agreement as of the date hereof is $54,218,840.65;

                  WHEREAS, the Guarantor has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") by and among the Guarantor, Jim L. Turner, DLJ Securities, DLJ Capital Corporation and William 0. Hunt pursuant to which, among other things, the Guarantor will purchase from DLJ Securities 3,666,666 shares (the "Shares") of Class A Common Stock, $.01 par value per share (the "Acquisition");

                  WHEREAS, the Borrower has requested the Lenders to increase
(i) the term loan facility under the Credit Agreement to $65,000,000, the proceeds of which increase will be used by the Guarantor, following a dividend of said proceeds to the Guarantor by the Borrower, to purchase a portion of the Shares, and (ii) the letters of credit and revolving credit facility under the Credit Agreement to $35,000,000 and the Lenders are willing, subject to the terms and conditions of this Amendment, to make such extensions of credit available to the Borrower, and in connection therewith, the Borrower, the Agent and the Lenders have agreed, upon the terms and conditions specified herein, to amend the Credit Agreement to permit the foregoing;

                  WHEREAS, the Guarantor (i) is the owner of all of the issued and outstanding shares of common stock of the Borrower, (ii) has, in connection with the execution and delivery of the 1988 Credit Agreement and the 1989 Credit Agreement, executed and delivered in favor of the Agent for the benefit of the Lenders a Guaranty dated as of October 28, 1988 (as amended, the "Previous Guaranty"), (iii) has, in connection with the execution and delivery of the Credit Agreement executed and delivered in favor of the Agent for the benefit of the Lenders an Amended and Restated Guaranty, dated as of February 18, 1993 (as amended to date, the "Guaranty") amending and restating the Previous Guaranty and (iv) expects to derive substantial benefits from the execution and delivery of this Amendment;

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantor, the Agent and the Lenders hereby agree as follows:

                  1. All capitalized terms which are defined in the Credit Agreement and not otherwise defined herein shall have the same meaning herein as in the Credit Agreement.

                  2. All references to Section and Subsection numbers in this Amendment respecting the Credit Agreement shall be references to the corresponding Section or Subsection of the Credit Agreement and all references to Section and Subsection numbers in this Amendment respecting the Guaranty shall be references to the corresponding Section or Subsection of the Guaranty;

                  3. On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby and each reference in the Guaranty to "this Agreement," "hereunder," "herein," or words of like import shall mean and be a reference to the Guaranty, as amended hereby.

                  4. This Amendment, when properly executed and delivered by the Agent and each of the Lenders signatory hereto, shall constitute the consent and approval of the Agent and each such Lender to the performance by the Guarantor of its obligations under the Stock Purchase Agreement and the effectuation of the Acquisition.

                  5. Section 7 of the Guaranty is hereby amended in its entirety to read as follows:

                  "SECTION 7. Subrogation. Notwithstanding anything to the contrary in this Guaranty, the Guarantor hereby agrees that, until the payment and satisfaction in full of all Obligations and the expiration and termination of all the Commitments of the Lenders under the Credit Agreement, it shall not exercise any right or remedy arising by reason of its performance under this Guaranty, whether by subrogation, reimbursement, contribution, exoneration, indemnification or otherwise, against the Borrower or against any collateral security or guarantee or right of offset held by the Borrower for payment of the Obligations. If any amount shall be paid by or on behalf of the Borrower to the Guarantor on account of any of the foregoing rights, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine."

                  6. Section 10(f) of the Guaranty is hereby amended by inserting after the words "Holdings Preferred Stock," and prior to the semi-colon following such words, the following: "and redeem, purchase or otherwise acquire any shares of the capital stock of the Guarantor."

                  7. Schedule 1.01 of the Credit Agreement is hereby replaced by the Schedule 1.01 attached hereto.

                  8. Exhibit B and Exhibit C to the Credit Agreement are hereby replaced by Exhibit B and Exhibit C attached hereto.

                  9. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

                           a. "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of November 28, 1995 by and among Holdings, Jim L. Turner, DLJ Securities, and DLJ Capital Corporation and William O. Hunt.

                           b.       "Stock Purchase Dividend" means the
                  Borrower's dividend to Holdings to enable Holdings to satisfy its obligations under the Stock Purchase Agreement.

                  10. The definition of "Facility A Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to $100,000,000" contained therein and inserting "$65,000,000" in place thereof.

                  11. The definition of "Facility B Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" contained therein and inserting "$35.000,000" in place thereof.

                  12. Section 2.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 2.01. The Facility A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make additional Facility A Advances to the Borrower on December __, 1995 for the purposes set forth in Section 7.12 hereof, such that the aggregate amount of Facility A Advances shall equal (but shall not exceed) such Lender's Facility A Commitment. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed. The principal amount outstanding on the Facility A Advances shall be due and payable in accordance with Section 2.06 hereof."

                  13. The second sentence of Section 2.06(a) of the Credit Agreement is hereby amended by (i) deleting the words "such date" appearing immediately prior to the parenthetical phrase "(if any)" in such sentence and inserting in lieu thereof the following: "December ___, 1995 (after giving effect to the additional Facility A Advances contemplated by Section 2.01)"; and (ii) deleting the year "1994" from such sentence and inserting "1996" in lieu thereof.

                  14. Section 2.06(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(b) The quarterly principal payments on the Facility A Advances shall be computed for each quarter during each year set forth below, by multiplying the Annual Amortization Amount set forth opposite such year by (A) 15% for the quarterly installment due on the fifteenth day of April, (B) 30% for the quarterly installment due on the last day of June, (C) 30% for the quarterly installment due on the last day of September or (D) 25% for the quarterly installment due on the last day of December, as the case may be; provided, that, notwithstanding the foregoing, the quarterly installment due on April 15, 1999 shall be $1,500,000 and the aggregate outstanding principal balance of the Facility A Advances shall be due and payable in full, together with all accrued and unpaid interest thereon, on June 30, 1999.


                           Year            Annual Amortization Amount
                           ----            --------------------------
                           1996                  $17,000,000
                           1997                  $18,000,000
                           1998                  $10,000,000
                           1999                  $20,000,000



                  15. The first sentence of Section 7.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 7.12. The proceeds of the Facility A Advances will be used by the Borrower to make the Stock Purchase Dividend, and the proceeds of the Facility B Advances will be used by the Borrower from time to time to make additional dividends to Holdings in an amount not to exceed the accumulated amount of Restricted Payments (as defined in the Borrower Indenture) that may be made at such time under the Borrower Indenture, for acquisitions allowed under subsections 9.03(f) and (g), for the purpose of purchasing and holding Borrower Senior Notes in an aggregate original principal amount not to exceed $30,000.000 (provided that the Borrower shall have purchased each such Borrower Senior Note at a purchase price not greater than 105% of the original principal amount of such Borrower Senior Note) and for working capital purposes."

                  16. To the extent Subsection 9.11(c) of the Credit Agreement could be construed to prohibit the purchase by the Borrower of Borrower Senior Notes as contemplated by this Amendment, said Subsection 9.11(c) is hereby waived for the limited purpose of permitting the purchase of the Borrower Senior Notes in an aggregate principal amount not to exceed $30,000,000, and for no other purpose.

                  17. The introductory paragraph of Section 7.21 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 7.21. Solvency. Upon giving effect to the execution of the Loan Documents by the Borrower, the consummation of the transactions contemplated hereby and by the Stock
                  Purchase Agreement, and the completion of the Stock Purchase Dividend, the following are true and correct:"

                  18. Section 9.04(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(a) the Borrower may make the Stock Purchase Dividend and may pay such further dividends from time to time in an amount not to exceed the accumulated amount of Restricted Payments (as defined in the Borrower Indenture) that may be made at such time under the Borrower Indenture;"

                  19. By its execution and delivery hereof, the Borrower represents and warrants the following:

                           a. As of the date hereof and after giving effect to the amendments contemplated herein, (i) the representations and warranties contained in Article VII of the Credit Agreement, as amended by this Amendment, and the Loan Documents to which the Borrower is a party, are true and correct on and as of the date hereof as though made by the Borrower on and as of such date (except to the extent that such representations and warranties relate to an earlier date) and the Borrower hereby agrees to be bound by such representations and warranties (provided, however, that no representation or warranty is made with respect to the affect of the transfers contemplated by the Stock Purchase Agreement upon the franchise agreements of the Borrower) and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default; and

                           b. The execution and delivery of this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, and under the Notes, as each may be further amended or otherwise modified from time to time and under the other Loan Documents to which the Borrower is a party, as each may be further amended or otherwise modified from time to time. The Borrower acknowledges and confirms that the indebtedness secured by the Loan Documents includes, in addition to the indebtedness therein described, the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, and the Notes, as each may be further amended or otherwise modified from time to time.

                  20. By its execution and delivery hereof, the Guarantor represents and warrants the following:

                           a. As of the date hereof and after giving effect to the amendments contemplated herein, (i) the representations and warranties contained in Section 8 of the Guaranty, as amended by this Amendment, and the Loan Documents to which the Guarantor is a party, are true and correct on and as of the date hereof as though made by the Guarantor on and as of such date (except to the extent that such representations and warranties relate to an earlier date) and the Guarantor hereby agrees to be bound by such representations and warranties and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default; and

                           b. The execution and delivery of this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations of the Guarantor under the Guaranty, as amended by this Amendment, and under the other Loan Documents to which the Guarantor is a party, as each may be further amended or otherwise modified from time to time.

                  21. This Amendment shall become effective, and each Lender's obligation to make any Advance hereunder shall arise, when and only when the following conditions are fully satisfied (in the Agent's sole discretion):

                           a. The Agent shall have received, appropriately dated and in form and substance reasonably satisfactory to the Agent (together with original counterparts or copies, as the case may be, for each Lender), the following:

                                    (1)     This Amendment duly executed by the
                           Borrower, the Guarantor, the Agent and the Lenders;

                                    (2)     For the account of each Lender, a
                           new Facility A Note (the "New Facility A Note"), each duly executed by the Borrower and payable to the order of such Lender in the amount of such Lender's Facility A Commitment;

                                    (3)     For the account of each Lender, a
                           new Facility B Note (the "New Facility B Note"), each duly executed by the Borrower and payable to the order of such Lender in the amount of such Lender's Facility B Commitment;

                                    (4)     A certificate of the secretary or an
                           assistant secretary of the Borrower certifying (A) that the by-laws and articles of incorporation of the Borrower delivered to the Agent in connection with the execution and delivery of the Credit Agreement on February 18, 1993 are still in effect on the date of such certification and have not been amended or modified and no action to amend or modify said by-laws or articles of incorporation has been taken by the Board of Directors of the Borrower and
                           (B) the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Amendment, the New Facility A Notes, the New
                           Facility B Notes and all other documents, notices and certificates contemplated hereunder;

                                    (5)     A certificate of the secretary or an
                           assistant secretary of the Guarantor certifying (A) that the by-laws and articles of incorporation of the Guarantor delivered to the Agent in connection with the execution and delivery of the Credit Agreement on February 18, 1993 are still in effect on the date of such certification and have not been amended or modified and no action to amend or modify said by-laws or articles of incorporation has been taken by the Board of Directors of the Guarantor, and (B) the resolutions of the Board of Directors of the Guarantor approving and authorizing the execution, delivery and performance by the Guarantor of this Amendment and all other documents, notices and certificates contemplated hereunder;

                                    (6)     Certificates of appropriate
                           officials as to the existence and good standing of each of the Borrower and the Guarantor in their respective jurisdictions of incorporation and any and all jurisdictions where the Property owned or the business transacted by each of them makes such qualification necessary;

                                    (7)     A certificate of a senior officer of
                           the Borrower certifying as to the matters set forth in Section 7.21 of the Credit Agreement, as amended hereby;

                                    (8)     An opinion of Weil, Gotshal &
                           Manges, counsel for the Borrower and the Guarantor, in form and substance reasonably satisfactory to the Lenders;

                                    (9)     Copies of all documents (which shall
                           be in form and substance satisfactory to the Lenders) received or delivered by the Borrower or the Guarantor in connection with the purchase and sale of the Guarantor's common stock contemplated by the Stock Purchase Agreement, including, without limitation, the Stock Purchase Agreement, certified by the secretary or an assistant secretary of the Borrower, (A) as being true and correct copies of such documents as of the date hereof, (B) as having been duly authorized by the Board of Directors of the Borrower or the Guarantor, as the case may be, and (C) as having been duly executed and delivered or filed by Borrower or The Guarantor, as the case may be;

                                    (10) A certificate of a senior officer of
                           the Guarantor certifying that all conditions precedent to the effectuation of Stock Purchase Agreement have been satisfied without any material modification or waiver, that all transactions under the Stock Purchase Agreement have been consummated;

                           b. The Agent shall have received Uniform Commercial Code filings searches in the names (including trade names) of each of the Guarantor and the Borrower from all the jurisdictions in which the Guarantor and the Borrower, respectively, maintains an office or has equipment or inventory, showing no financing statements of record except for those permitted under subsection (f) of the definition of "Permitted Liens" and those set forth on
                  Schedule 9.02(d);

                           c. The Borrower shall have made payment of all fees and expenses of or incurred by the Agent and its counsel to and including the date hereof, to the extent billed as of the date hereof, in connection with the negotiation and closing of the transactions contemplated herein; and

                           d. The Borrower shall have taken such actions, and the Agent shall have received such other documents as the Agent may reasonably request.

                  22. Each of the Credit Agreement and the Guaranty, as amended by this Amendment, is hereby ratified and confirmed and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

                  23. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or the Guaranty, each as amended by this Amendment, or under the Notes, the New Facility A Notes, the New Facility B Notes and the other Loan Documents to which the Borrower or the Guarantor is a party, as each may be amended or modified from time to time, nor constitute a waiver of any other provision of the Credit Agreement or the Guaranty, each as amended by this Amendment, or the Notes, the New Facility A Notes, the New Facility B Notes and the other

Loan Documents to which the Borrower or the Guarantor is a party, as each may be amended or modified from time to time.

                  24. The Borrower agrees to do, execute, acknowledge and deliver all and every such further acts and instruments as the Agent may request for the better assuring and confirming unto the Agent all and singular the rights granted or intended to be granted hereby or hereunder.

                  25. Pursuant to Section 11.04 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Agreement as hereby amended). In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                  26. Prior to, and as a condition precedent of, the effective date of this Amendment, the Borrower agrees to pay to the Agent, for and on behalf of the Lenders, in immediately available funds, an amendment fee of $52,000 (the "Amendment Fee"). Promptly upon the receipt of the Amendment Fee, the Agent shall pay to each Lender its pro rata share of the Amendment Fee, calculated by multiplying the Amendment Fee by the Lender's Pro Rata Percentage (after giving effect to this Amendment).

                  27. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL BE BINDING UPON THE BORROWER, THE GUARANTOR, THE AGENT AND THE LENDERS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                  28. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  29. THIS WRITTEN AMENDMENT, THE NOTES, THE NEW FACILITY A NOTES, THE NEW FACILITY B NOTES, THE GUARANTY, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

                                 BORROWER:

                                 DR PEPPER BOTTLING COMPANY OF TEXAS


                                 By:  /s/ Jim L. Turner
                                    --------------------------------------------
                                 Name:  Jim L. Turner
                                      ------------------------------------------
                                 Title: Chairman of the Board/President
                                       -----------------------------------------

                                 GUARANTOR:

                                 DR PEPPER BOTTLING HOLDINGS, INC.


                                 By:  /s/ Jim L. Turner
                                    --------------------------------------------
                                 Name:  Jim L. Turner
                                      ------------------------------------------
                                 Title: Chairman of the Board/President
                                       -----------------------------------------

                                 AGENT:

                                 TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AGENT


                                 By: /s/ MICHAEL J. COSTELLO
                                    --------------------------------------------
                                 Name: Michael J. Costello
                                      ------------------------------------------
                                 Title: Vice President
                                       -----------------------------------------

                                 LENDERS:

                                 TEXAS COMMERCE BANK NATIONAL ASSOCIATION, for its own account

                                 By: /s/ MICHAEL J. COSTELLO
                                    --------------------------------------------
                                 Name: Michael J. Costello
                                      ------------------------------------------
                                 Title: Vice President
                                       -----------------------------------------

                                 CREDIT LYONNAIS NEW YORK BRANCH

                                 By: /s/ FREDERICK HADDAD
                                    --------------------------------------------
                                 Name: Frederick Haddad
                                      ------------------------------------------
                                 Title: Senior Vice President
                                       -----------------------------------------

                                 CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                 By: /s/ FREDERICK HADDAD
                                    --------------------------------------------
                                 Name: Frederick Haddad
                                      ------------------------------------------
                                 Title: Authorized Signature
                                       -----------------------------------------

                                 THE FIRST NATIONAL BANK OF BOSTON

                                 By: /s/ WILLIAM C. PURINTON
                                    --------------------------------------------
                                 Name:   William C. Purinton
                                      ------------------------------------------
                                 Title: Vice President
                                       -----------------------------------------

                                 FIRST INTERSTATE BANK OF TEXAS, NATIONAL
                                 ASSOCIATION

                                 By: /s/ SUSAN L. COULTER
                                    --------------------------------------------
                                 Name: Susan L. Coulter
                                      ------------------------------------------
                                 Title: Vice President
                                       -----------------------------------------

                                 CIBC, INC.

                                 By: /s/ KIM FREDERKING
                                    --------------------------------------------
                                 Name: Kim Frederking
                                      ------------------------------------------
                                 Title: Director
                                       -----------------------------------------

                                 BANQUE PARIBAS, HOUSTON AGENCY

                                 By: /s/ SCOTT CLINGAN
                                    --------------------------------------------
                                 Name: Scott Clingan
                                      ------------------------------------------
                                 Title: Vice President
                                       -----------------------------------------

                                 By: /s/ CHERYL JOHNSON
                                    --------------------------------------------
                                 Name: Cheryl Johnson
                                      ------------------------------------------
                                 Title: Assistant Vice President
                                       -----------------------------------------

                                 HARRIS TRUST AND SAVINGS BANK

                                 By: /s/ R. MICHAEL NEWTEN
                                    --------------------------------------------
                                 Name: R. Michael Newten
                                      ------------------------------------------
                                 Title: Vice President
                                       -----------------------------------------

                                 NATIONSBANK, N.A.

                                 By: /s/ THOMAS F. O'NEILL
                                    --------------------------------------------
                                 Name: Thomas F. O'Neill
                                      ------------------------------------------
                                 Title: Senior Vice President
                                       -----------------------------------------